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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF MCLEODUSA INCORPORATED
                             AS OF MARCH 17, 2000

Corporation                                               State of Incorporation
-----------                                               ----------------------
McLeodUSA Telecommunications Services, Inc.               Iowa
McLeodUSA Network Services, Inc.                          Iowa
McLeodUSA Integrated Business Systems, Inc.               Iowa
NewCom Companies, Inc.                                    Iowa
QST Communications Inc.                                   Illinois
Consolidated Communication Inc.                           Delaware
Consolidated Communications Operator Services Inc.        Illinois
Consolidated Communications Public Services Inc.          Illinois
Consolidated Communications Directories, Inc.             Illinois
Greene County Partners, Inc.                              Illinois
Consolidated Market Response Inc.                         Illinois
Illinois Consolidated Telephone Company                   Illinois
Consolidated Communications Systems & Services Inc.       Illinois
McLeodUSA Media Group, Inc.                               Iowa
McLeodUSA Publishing Company                              Iowa
Frontier Directory Company of Nebraska, Inc.              Nebraska
J-Mar Publishing Company, Inc.                            Michigan
Fronteer Directory Co. of Minnesota                       Minnesota
Info America Phone Books, Inc.                            Michigan
Talking Directories, Inc.                                 Michigan
McLeodUSA Diversified, Inc.                               Iowa
Ruffalo, Cody & Associates, Inc.                          Iowa
Campus-Call, Inc.                                         Iowa
Ovation Communications, Inc.                              Delaware
Ovation Communications International, Inc.                Delaware
Ovation Communications of Illinois, Inc.                  Delaware
Ovation Communications of Minnesota, Inc.                 Minnesota
McLeodUSA Communications of Wisconsin, Inc.               Delaware
BRE Communications, L.L.C.                                Delaware
Dakota Telecommunications Group, Inc.                     Delaware
DTG Community Telephone, Inc.                             South Dakota
Dakota Telecom, Inc.                                      South Dakota
DTG Internet, Inc.                                        South Dakota
DTG Communications, Inc.                                  South Dakota
DTG DataNet, Inc.                                         South Dakota
Dakota Telecommunications Systems, Inc.                   South Dakota
Dakota Wireless Systems, Inc.                             South Dakota
Telecom Park L.L.C.                                       South Dakota
Access Communications Holding, Inc.                       Delaware
Access Communications, Inc.                               Utah
S.J. Investments, Inc.                                    Utah
One Stop Telecommunications, Inc.                         Illinois